SCHEDULE 14A
                                (Rule 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
         Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

  X       Filed by the Registrant
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          Filed by a Party other than the Registrant
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Check the appropriate box:
          Preliminary Proxy Statement
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          Confidential, for Use of the Commission Only (as permitted by Rule
------    14a-6(e)(2))
          Definitive Proxy Statement
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  X       Definitive Additional Materials
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          Soliciting Material  Pursuant to Rule 14a-11(c) or Rule 14a-12
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                           The Female Health Company
               (Name of Registrant as Specified in Its Charter)

   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):
  X       No fee required.
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          Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
------    0-11.

          (1)  Title of each class of securities to which transaction applies:
          (2)  Aggregate number of securities to which transaction applies:
          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
          (4)  Proposed maximum aggregate value of transaction:
          (5)  Total fee paid:

          Fee paid previously with preliminary materials:
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          Check box if any part of the fee is offset as provided by Exchange
------ Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
          (1)  Amount previously paid:
          (2)  Form, Schedule or Registration Statement no.:
          (3)  Filing Party:
          (4)  Date Filed:



                           THE FEMALE HEALTH COMPANY

                                                   875 North Michigan Avenue
                                                   Suite 3660
                                                   Chicago, Illinois 60611
                                                   312.280.1119 * FAX
                                                   312.280.9360
                                                   www.femalehealth.com



Dear Shareholder of The Female Health Company:

You recently received a proxy statement and proxy card for the April 9, 1999 annual meeting of the stockholders of The Female Health Company. Due to the importance of the matters which will be voted upon at the meeting, we urge you to vote "FOR" the directors as specified in the proxy statement and "FOR" the amendment to the company's Articles of Incorporation to increase the company's authorized common stock so that the company has sufficient shares available to appropriately utilize its equity line agreement. This is essential to support the purchase of raw materials needed to fill orders for the female condom and provide general working capital. These proposals and the Board of Directors' recommendation are discussed in detail in the proxy statement, which we urge you to read in its entirety.

The notice of annual meeting of stockholders, included with the proxy statement, indicates that stockholders of record at the close of business on February 1, 1999 are entitled to vote at the meeting. This is the correct record date. Unfortunately, the first page of the proxy statement itself inadvertently indicates that the record date is January 5, 1999. This was a typographical error. The actual record date is February 1, 1999. We apologize for any confusion that this may have caused. Please be assured, however, that the company's transfer agent and all other appropriate persons have consistently used the correct record date of February 1, 1999 in all matters in connection with the annual meeting.

Again, we urge you to read your proxy statement carefully and to return your proxy voting "FOR" the matters set forth therein. Thank you for your consideration.

                                   By Order of the Board of Directors

                                   /s/ William R. Gargiulo, Jr.

                                   William R. Gargiulo, Jr., Secretary

Chicago, Illinois
March 17, 1999